UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2023

Chicago Atlantic Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41123	86-3125132
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1680 Michigan Avenue, Suite 700, Miami Beach, FL 33139

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (312) 809-7002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	REFI	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 20, 2023, Chicago Atlantic Real Estate Finance, Inc. (the “Company”) and Chicago Atlantic REIT Manager LLC (the “Manager”) entered into separate at-the-market sales agreements (each a “Sales Agreement” and together, the “Sales Agreements”) with BTIG, LLC, Compass Point Research & Trading LLC, and Oppenheimer & Co. Inc. (each a “Sales Agent” and together, the “Sales Agents”). Under the Sales Agreements, the Company may, but has no obligation to, issue and sell, from time to time, up to $75,000,000 in aggregate offering price of shares of its common stock, par value $0.01 per share (the “Shares”), through the Sales Agents, or to them, as principals for their own accounts. The Company intends to use the net proceeds, if any, from this “at-the-market” offering to fund the Company’s loan pipeline, pay down borrowings on the Company’s revolving credit facility and for general corporate purposes.

Sales of the Shares, if any, will be made under the prospectus supplement, dated June 20, 2023 (the “Prospectus Supplement”), as it may be supplemented from time to time, and the accompanying prospectus, dated January 19, 2023 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”) by any method that is deemed to be part of an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the Nasdaq Global Market, on any other existing trading market for our common stock, in block trades or to or through a market maker or through an electronic communications network.

Under the terms of the Sales Agreements, the Sales Agents will receive a commission from the Company in an amount up to 3.0% of the gross sales price of any Shares sold through the Sales Agents under the Sales Agreements and reimbursement of certain expenses. The Sales Agreements contain customary representations, warranties and agreements of the Company and the Manager, indemnification rights and obligations of the parties, and termination provisions.

The Shares, if any, will be offered, issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268920) and the Prospectus.

The foregoing description of the Sales Agreements is not complete and is qualified in its entirety by reference to the full text of the Form of Sales Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2023 Annual Meeting of Stockholders on June 15, 2023 and submitted two (2) matters to the vote of stockholders. A summary of the matters voted upon by the stockholders is set forth below.

Election of Directors:

Stockholders of the Company elected nine nominees for director, each to serve for a one-year term to expire at the 2024 Annual Meeting of Stockholders based on the following votes:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Andreas Bodmeier	3,827,939	155,969	8,406,390
John Mazarakis	3,827,550	156,358	8,406,390
Anthony Cappell	3,943,564	40,344	8,406,390
Peter Sack	3,814,319	169,589	8,406,390
Jason Papastavrou	2,346,045	1,637,863	8,406,390
Frederick C. Herbst	3,938,889	45,019	8,406,390
Donald E. Gulbrandsen	3,058,670	925,238	8,406,390
Brandon Konigsberg	3,900,240	83,668	8,406,390
Michael L. Steiner	3,058,660	925,248	8,406,390

Ratification of the Appointment of BDO USA LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

Stockholders of the Company ratified the appointment of BDO USA LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 based on the following votes:

	Votes For	Votes Against	Abstentions/ Withheld	Broker Non-Votes
All Stockholders	12,168,943	94,041	127,314	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Form of At-the-Market Sales Agreement dated as of June 20, 2023, between the Company, the Manager and each Sales Agent

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (Included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

Date: June 20, 2023	By:	/s/ Anthony Cappell
		Name:	Anthony Cappell
		Title:	Chief Executive Officer

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